UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 11, 2006

APPLIED DIGITAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

MISSOURI	000-26020	43-1641533
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1690 SOUTH CONGRESS AVENUE, SUITE 200
DELRAY BEACH, FLORIDA 33445
(Address of principal executive offices)

561-805-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement
On December 27, 2005, Applied Digital Solutions, Inc. (the “Company”) and VeriChip Corporation (“VeriChip”), a subsidiary of the Company, entered into a loan agreement, a revolving line of credit note and a security agreement to memorialize the terms of existing advances to VeriChip and provide the terms under which the Company would lend additional funds to VeriChip. On October 6, 2006, the Company and VeriChip amended the existing loan agreement by entering into a First Amendment to Commercial Loan Agreement, an Amended and Restated Revolving Line of Credit Note and a First Amendment to Security Agreement, (collectively, the “Amended Agreements”). The purpose of the amendment was to provide for additional availability under the loan, primarily to allow VeriChip to pay a final payment in connection with a 2005 acquisition and to pay costs associated with its initial public offering, as more fully described below. The Amended Agreements amend the original loan documents in the following respects:

•
The revolving credit note, which originally provided for principal advances by the Company to VeriChip of up to $8.5 million, now provides for principal advances of up to $13.0 million. The principal amount of the note was increased to fund VeriChip's final purchase price payment made on October 10, 2006 in connection with its acquisition of Instantel Inc., which VeriChip acquired in June 2005. By making this payment in cash, VeriChip and the Company are no longer obliged to issue shares of VeriChip’s or the Company’s common stock to the sellers of Instantel Inc. The additional funds available under the loan will also be used for costs related to VeriChip’s proposed initial public offering and sales and marketing efforts, among other things.

•
The interest rate on the principal amount outstanding from time to time under the note has been modified to equal a fixed rate of 12% per annum. Previously, the interest rate payable by VeriChip under the note was equal to the prime rate of interest as published from time to time in the Wall Street Journal.

•
The renewal date relating to the Company's option to extend the note was amended from June 27, 2007 to July 1, 2008. Accordingly, under the Amended Agreements the Company, at its sole discretion, has the option to extend the note on July 1, 2008 and on each anniversary date thereof until the final maturity date which remains December 27, 2010. If the Company does not extend the note on a renewal date, the entire amount of principal and accrued interest outstanding thereunder shall become immediately due and payable. Nevertheless, the loan may be repaid sooner as the documents continue to provide that the outstanding principal amount of, and all accrued interest on, the note are due within two business days of the completion of an initial public offering by VeriChip.

Except as set forth above, the Amended Agreements did not amend any other terms of the original loan documents.

The Amended Agreements are included in this Current Report as exhibits. For additional information concerning these loan agreements, please refer to the Company’s Current Report on Form 8-K filed on January 3, 2006.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1	First Amendment to Commercial Loan Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

10.2	Amended and Restated Revolving Line of Credit Note between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

10.3	First Amendment to Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Digital Solutions, Inc.

Date: October 11, 2006	/s/ Evan C. McKeown
Evan C. McKeown
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	First Amendment to Commercial Loan Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

10.2	Amended and Restated Revolving Line of Credit Note between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

10.3	First Amendment to Security Agreement between Applied Digital Solutions, Inc. and VeriChip Corporation dated October 6, 2006

5